POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby
 authorizes Paul Davis or Richard Morales of Tessera
Technologies, Inc., a Delaware corporation (the "Company"),
 or Robert A. Koenig, Esq., Zachary Hale, Esq. or Vedran I.
 Busija of Latham & Watkins LLP, (1) to prepare, execute in
the undersigned's name and on the undersigned's behalf, and
 submit to the United States Securities and Exchange
 Commission (the "SEC") a Form ID, including amendments
 thereto, and any other documents necessary or appropriate
to obtain codes and passwords enabling the undersigned
to make electronic filings with the SEC of reports
required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or regulation of the SEC;
and (2) to execute for and on behalf of the undersigned,
in the undersigned's capacity as a director of the Company,
Forms 3, 4 and 5, and any amendments thereto, and cause
such form(s) to be filed with the SEC pursuant to
Section 16(a) of the Securities Exchange Act of 1934,
relating to the undersigned's beneficial ownership of
securities in the Company.  The undersigned hereby
grants to each such attorney-in-fact full power and
authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper
to be done in the exercise of any of the rights a
nd powers herein granted, as fully to all intents
and purposes as the undersigned might or could do
personally present, with full power of substitution
or revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such attorney's-in-fact
substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of attorney
and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not assuming,
nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

       This Power of Attorney shall remain in
full force and effect until the undersigned is
no longer required to file Forms 3, 4 and 5 with
respect to the undersigned's holdings of, and transactions
in, securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as
of this 23rd day of May, 2013.

/s/ George A. Riedel
George A. Riedel